Exhibit 5

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Lima, December 09, 2020

OFICIO No. 0010-2020-EF/42.01

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

In my capacity as General Counsel of the Ministry of Economy and Finance of the Republic of Peru (the “Republic” or “Peru”) and in connection with the Registration Statement under Schedule B (File No. 333-237609) (the “Registration Statement”) of the United States Securities Act of 1933, as amended (the “Securities Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the issuance thereunder by the Republic of U.S.$1,000,000,000 aggregate principal amount of 1.862% U.S. Dollar-Denominated Global Bonds Due 2032 (the “2032 Bonds”), U.S.$2,000,000,000 aggregate principal amount of 2.780% U.S. Dollar-Denominated Global Bonds Due 2060 (the “2060 Bonds”) and U.S.$1,000,000,000 aggregate principal amount of 3.230% U.S. Dollar-Denominated Global Bonds Due 2121 (the “2121 Bonds” and, together with the 2032 Bonds and the 2026 Bonds, the “Bonds”) under Ministerial Resolution No. 325-2020-EF/52 in accordance with Supreme Decree No. 349-2020-EF and Urgent Decree No. 051-2020 of the Republic pursuant to the Underwriting Agreement, dated November 23, 2020 (the “Underwriting Agreement”) among the Republic and the underwriters named therein, I have reviewed the following documents:

(i) the Registration Statement;

(ii) the prospectus, dated April 14, 2020 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated November 23, 2020 (together with the Base Prospectus, the “Prospectus”), filed by the Republic pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act;

(iii) an executed copy of the Indenture, dated August 25, 2015, among the Republic, The Bank of New York Mellon, as Trustee (the “Trustee”), and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (the “Indenture”);

(iv) duplicates of the global bonds representing the Bonds;

(v) the Underwriting Agreement;

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

(vi) all relevant provisions of the Constitution of the Republic and all relevant laws and orders of Peru including but not limited to the following:

1. the Political Constitution of the Republic of Peru of 1993, in particular Article 75;

2. Ministerial Resolution No. 325-2020-EF/52;

3. Supreme Decree No.349-2020-EF; and

4. Urgent Decree No. 051-2020 (Urgent Decree providing for extraordinary measures to finance the most significant expenses resulting from the COVID-19 Health Emergency during Fiscal Year 2020), in particular Article 3; and

(vii) all such other documents, instruments and rules as I have deemed to be necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the current laws of Peru as of the date of this opinion, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof by the Trustee pursuant to the Indenture, constitute valid and legally binding obligations of the Republic in accordance with their terms.

I hereby consent to the filing of this opinion letter as an exhibit to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the year ended December 31, 2019 (the “Annual Report”) and the use of the name of the General Counsel of the Ministry of Economy and Finance of Peru, under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement and in any prospectus supplement relating thereto. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Annual Report, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Juan Carlos Melgarejo Castillo
JUAN CARLOS MELGAREJO CASTILLO
General Counsel of the Ministry of Economy and Finance of Peru

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

1.

POLITICAL CONSTITUTION OF PERU

(…)

TITLE III

ECONOMIC REGIME

CHAPTER I

GENERAL PRINCIPLES

Article 58: Private initiate is free. It is exercised within a market economy. Under this regime, the State guides the development of the country, and acts mainly in the areas for the promotion of employment, health, education, security, public services and infrastructure.

Article 59: The State encourages the creation of wealth and guarantees freedom of work and freedom of company, trade and industry. The exercise of these freedoms must not be damaging to morality, health or public safety. The State provides opportunities for improvement to any sectors suffering from inequality; thus, it promotes small enterprise in all its modalities.

Article 60: The State recognizes economic plurality. The national economy is sustained by the coexistence of different types of ownership and enterprise.

Only authorized by express law, the State may perform on a subsidiary basis direct or indirect business activities for reasons of great public interest or manifest national convenience. Business activity, whether public or not, receives the same legal treatment.

Article 61: The State facilitates and invigilates free competition. It combats any practice limiting this and the abuse of dominant or monopolistic positions. No law or agreement may authorize or establish monopolies.

The press, radio, television and other means of expression and social communication, and generally, companies, goods and services connected with the freedom of expression and communication may not be the object of exclusiveness, monopoly, or hoarding, whether directly or indirectly, by the State or private individuals.

Article 62: Freedom to contract guarantees that the parties may enter into valid agreements according to the regulations in force at the time of the contract. Contractual terms may not be altered by laws or other provisions of any kind. Disputes arising from the contractual relationships may only be resolved by arbitration or in the courts, under the protection mechanisms set forth in the contract or contemplated by law.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

By contract or law, the State may establish guarantees and grant securities. These may not be legally modified without prejudice to the protection referred to in the preceding paragraph.

Article 63: National and foreign investment are subject to the same conditions. The production of goods and services and foreign trade are free. If another country or countries adopt(s) protectionist or discriminatory measures damaging to the national interest, the State may in defense thereof, adopt similar measures.

In any contract entered into by the State and public law persons with domiciled foreigners must be recorded their subjection to the laws and jurisdictional organs of the Republic and their waiver of any diplomatic claims. Contracts of a financial nature may be exempted from national jurisdiction.

The State and other public law persons may submit controversies deriving from the contractual relationship to tribunals constituted pursuant to existing treaties. They may also submit them to national or international arbitration, or as established by law.

Article 64: The State guarantees the free holding and disposal of foreign currency.

Article 65: The State defends the interest consumers and users. For such effect, it guarantees the right to information on the goods and services at its disposal in the market. It also oversees in particular the health and security of the people.

CHAPTER II

ENVIRONMENT AND NATURAL RESOURCES

Article 66: Natural resources, both renewable and non-renewable, are the property of the Nation. The State is sovereign as to their use.

The conditions for their use and granting to private individuals are determined by organic law. Any such concession grants to the holder a real right, subject to the said legal regulation.

Article 67: The State determines national environment policy. It promotes the sustainable use of its natural resources.

Article 68: The State is obligated to promote the conservation of biological diversity and the natural areas protected.

Article 69: The State promoted the sustainable development of the Amazon region with appropriate legislation.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

CHAPTER III

OWNERSHIP

Article 70: The right of ownership is inviolable. The State guarantees this. It is exercised in harmony with the common good and within the limits of the law. No one may be deprived of his or her property except exclusively for reasons of national security or public need, declared by law, and after the payment in cash of fair indemnification including compensation for any possible prejudice. Action may be brought before the Judiciary in order to contest the property value set by the State in the expropriation procedure.

Article 71: With respect to property, foreigners, whether natural persons or legal entities, have the same rights as Peruvians, without in any case, being able to claim exceptions or diplomatic protection.

However, within fifty kilometers of the national boundaries, foreigners may not acquire or possess under any title whatsoever, mines, land, woods, waters, fuel or energy sources, either directly or indirectly, individually or in company, under penalty of losing, to the State, the right thus acquired. Excepted is the case of public necessity expressly declared in a supreme decree approved by the Council of Ministers pursuant to law.

Article 72: The law may, only by reasons of national security, temporally establish specific restrictions and prohibitions for the acquisition, possession, exploitation and transfer of given property.

Article 73: Property in the public domain is unalienable and imprescriptible. Property of public use may be granted to private individuals in accordance with the law for its economic use.

CHAPTER IV

TAX AND BUDGET REGIME

Article 74: Taxes are created, amended or repealed, or exemptions are established, exclusively by law or legislative decree in the event of the delegation of powers, except for tariffs and rates, which are regulated by supreme decree.

Local governments may create, amend or repeal contributions and rates, or make exemptions, within their jurisdictions with the limits established by law.

The State, when exercising its taxation powers, must respect the legal reserves principles, the principles of equality and respect for the fundamental rights of the person. No tax may have a confiscatory effect.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Emergency decrees may not contain tax matters. The laws concerning annual taxes govern as from January first of the year following their promulgation. Budget laws may not contain regulations on tax matters.

Tax regulations passed in violation of the provisions hereof shall not be of effect.

Article 75: The State only guarantees the payment of the public debt entered into by constitutional governments in accordance with the Constitution and the law.

The State’s domestic and foreign debt operations must be approved according to the law.

Municipalities may enter into credit operations charged to their own resources arid property without requiring legal authorization.

Article 76: Works and the acquisition of supplies with the use of public funds and resources must be obligatorily executed by contract and public bidding, as must also the acquisition or alienation of property.

The contracting of services and projects whose importance and worth indicated by the Budget Law shall be public contest. The law establishes the procedure, exceptions and the respective responsibilities.

Article 77: The State’s economic and financial management is governed by the budget annually approved by Congress. The structure of the public sector budget contains two sections: central government and decentralized bodies.

The budget assign public resources on a fair basis. Their programming and execution respond to the criteria of efficiency, basic social needs and decentralization.

Each respective area, pursuant to law, will receive a fair share of the income tax received through the exploitation of natural resources, as its canon.

Article 78: The President of the Republic sends to Congress the Budget Law draft within a period ending on August 30, each year.

On the same date, he also sends the debt and financial equilibrium bills.

The budget draft must be truly in balance.

Loans form the Central Reserve Bank or Banco de la Nación are not accounted as fiscal income.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Permanent expenditure may not be covered by loans.

The budget may not be approved without an entry for servicing the public debt.

Article 79: The representatives to Congress are not entitled to create or increase public expenditure, except with reference to their budget.

The Congress may not approve tributes with predetermined purposes, except at the request of the Executive Power.

In all other cases, the tax laws referring to benefits or exemptions required the prior report of the Ministry for the Economy and Finance.

Only by an express law, approved by two thirds of the members of Congress, may special taxation treatment for a given area of the country be selectable and temporarily established.

Article 80: The Minister for the Economy and Finance submits the claim to the Congress in Plenary. Each Minister shall defend the expenses for his sector. The President of the Supreme Court, the Attorney General and the President of the National Elections Board shall defend the corresponding demands of each institution.

If the original signed Budget Law is not sent to the Executive by November thirtieth, the Draft of the Executive Power will come into force, same which is promulgated by Legislative Decree.

Supplementary credits, payments and entry transfers shall be processed through Congress as determined by the Budget Law. During the recess of Parliament they will be processed by the Permanent Commission. In order to them be approved, they require the votes of three fifths of the legal number of members.

Article 81: The General Account of the Republic, accompanied by the Comptroller General’s Office Audit Report is sent by the President of the Republic to the Congress within a period terminating at the latest on November fifteenth of the year following the execution of the budget.

The General Account is examined and determined by a review commission within the ninety days following its submission. Congress shall issue its verdict within thirty days. If Congress does not issue a verdict within the period indicated, the report of the Review Commission shall be sent to the Executive Power so that the Executive Power may promulgate a legislative decree containing the General Account.

Article 82: The Comptroller General’s Office of the Republic is a public law decentralized entity with autonomy pursuant to its organic law. It is the senior organ of the National Control System. It supervises the legality of the execution of the State Budget, public debt operations and the acts of institutions subject to control.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

The Comptroller General is appointed by Congress on the proposal of the Executive for seven years. He may be removed by Congress for serious offense.

CHAPTER V

CURRENCY AND BANKING

Article 83: The law determines the monetary system of the Republic. The issue of bills and coins is the exclusive power of the State. This is exercised through the Central Reserve Bank of Peru.

Article 84: The Central Bank is a public law artificial person. It is autonomous within the framework of its Organic Law.

The purpose of the Central Bank is to preserve monetary stability. Its functions are: to regulate the currency and credit in the financial system, manage the international reserves under its charge, and the other functions indicated by its organic law.

The Bank informs the country, with exactitude and periodically, regarding the state of the national finances under the responsibility of its Board.

The Bank is prohibited from granting financing to the Treasury, except for the purchase in the secondary market of securities issued by the Public Treasury, within the limits indicated by its Organic Law.

Article 85: The Bank may carry out operations and make credit agreements in order to cover temporary imbalances in the position of international reserves.

It requires authorization by law when the amount of such operations or agreements exceeds the limit indicated by the Public Sector Budget with the obligation to report to Congress.

Article 86: The Bank is governed by a Board of seven members. The Executive Power appoints four, among them the Chairman. Congress ratifies the Chairman and appoints the other three, with an absolute majority of the legal number of its members.

All Bank members are appointed for the constitutional period corresponding to the President of the Republic. They do not represent any particular entity or private interest. Congress may remove them for serious offenses. In the event of a removal, the new directors shall complete the corresponding constitutional period.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Article 87: The State encourages and guarantees saving. The law establishes the obligations and limits of companies receiving savings from the public, as well as the mode and scope of such guarantee.

The Superintendency of Banking and Insurance exercises control over banking and insurance companies, and others receiving deposits from the public and others which, carrying out similar or related operations, are determined by law.

The law establishes the organization and functional autonomy of the Superintendency of Banking and Insurance.

The Executive appoints the Superintendent of Banking and Insurance for the period corresponding to its constitutional period. This is ratified by Congress.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

2.	Ministerial Resolution No. 325-2020-EF/52

Provisions for the implementation of bond issuance

MINISTERIAL RESOLUTION

N° 325-2020-EF/52

November 22, 2020, Lima

CONSIDERING:

That, section 3.1 of article 3 of Urgency Decree N° 051-2020, Urgency Decree that dictates extraordinary measures to finance the higher expenses derived from the COVID-19 health emergency during Fiscal Year 2020, authorizes the Ministry of Economy and Finance, through the General Directorate of the Public Treasury, to carry out an indebtedness operation, by launching a local and / or external bond issuance that, in one or more tranches, the National Government may launch up to an amount equivalent to US $ 4,000,000,000.00 (four billion and 00/100 Dollars of the United States of America) to finance expenses for prevention and containment of COVID-19, economic reactivation and to the attention of the expenses foreseen in the Budget of the Public Sector for Fiscal Year 2020, affected due to the fall in collection as a consequence of COVID-19; furthermore, section 3.2 of the same article 3 establishes that the aforementioned bond issuance is out of the maximum amounts authorized for external and internal indebtedness operations referred to in article 3 of Urgency Decree No 016-2019, Urgency Decree for the Indebtedness of the Public Sector for the Fiscal Year 2020, and the rules regarding the process for arranging current indebtedness operations;

That, article 1 of Supreme Decree N° 0349-2020-EF approved the local and external bond issuance by the National Government, through one or more placements, up to an amount of US $ 4,000,000,000.00 (four billion and 00/100 Dollars of the United States of America), authorized in section 3.1 of article 3 of Urgency Decree N° 051-2020; in a similar way, articles 2 and 3 of the aforementioned Supreme Decree establish the characteristics of internal and external bonds mentioned;

That, on the other hand, section 3.5 of article 3 of Urgency Decree No 051-2020, provides that through a ministerial resolution of the Ministry of Economy and Finance the amounts to be issued, the general conditions of the respective bonds, the designation of the investment bank or banks that provide their structuring and placement services, and entities that provide complementary services, among other aspects, are determined for the implementation of the external bond issuance, as well as the implementation of local bond issuance in case a mechanism of placement to replace the Market Creators Program is used;

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

That, the Peruvian Government requires to carry out the local and / or external bond issuance approved by article 1 of Supreme Decree No 349-2020-EF, for whose implementation requires the services of investment bank advisory, as well as other services linked to operational aspects of the same, which will be designated by the Ministerial Resolution referred to in section 3.5 of article 3 of Urgency Decree No 051-2020;

That, the Third Transitory Complementary Provision of Legislative Decree N° 1437, states that, until procedures for the hiring of legal, financial and complementary specialized services referred to in the Third Final Complementary Provision are approved, the “Procedure for the hiring of specialized legal and financial advisory services under Law N° 28563, General Law of the National Indebtedness System”, approved by Supreme Decree N° 033-2006-EF, shall apply when relevant;

That, under the aforementioned procedure, BBVA Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc. and Morgan Stanley & Co. LLC, have been selected as financial advisors of the local and / or external bond issuance;

That, within the framework of the provisions of article 5 of the aforementioned contracting procedure, the abovementioned financial advisors have appointed the entity domiciled in the country responsible for the placement of the internal bond issuance;

That, section 6.9 of article 6 of the Procedure for the hiring of specialized legal and financial advisory services, states that the law firms may be hired during the respective fiscal year, to provide their services in other indebtedness or debt administration operations are celebrated;

That, under the Procedure, Simpson Thacher & Bartlett LLP, a law firm from the State of New York was selected as external legal advisor, and Estudio Echecopar, a law firm from the city of Lima, was selected as local legal advisor;

That, Simpson Thacher & Bartlett LLP and Estudio Echecopar will be hired to provide local and external, respectively, for the local and / or external bond issuance referred to in the second recital of this Ministerial Resolution , and the General Director of the General Directorate of the Public Treasury shall be authorized to execute the respective contracts;

That, for the external issuance of bonds, the contract denominated “Indenture” whose text was approved by Ministerial Resolution N° 258-2015-EF/52 will be used.

That, in addition, for the implementation of the local and / or external bond issuance indicated in previous paragraphs, it is necessary to approve the texts for the documents denominated Prospectus Supplement and Report under form 18-K/A; as well as the contracts denominated Purchase Agreement, Underwriting Agreement, Trustee Registrar Paying Agent and Listing Agent Fee Schedule and Listing Engagement Letter;

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

As is established in article 3 of Urgency Decree No 051-2020, Urgency Decree that dictates extraordinary measures to finance higher expenses derived from the COVID-19 health emergency during Fiscal Year 2020; Supreme Decree N° 349-2020-EF; Legislative Decree N° 1437, Legislative Decree of the National Public Indebtedness System; and Supreme Decree N° 033-2006-EF, that approved the “Procedure for the hiring of specialized legal and financial advisory services under Law N° 28563, General Law of the National Indebtedness System”;

IT IS RESOLVED:

Article 1. Determination of the bond issuance amount

The amount of the internal and / or external bond issuance that, in one or more placements, can be launched by the National Government, under the approval contained in article 1 of Supreme Decree N° 349-2020-EF, that implements the operation of indebtedness authorized by article 3 of Urgency Decree of N° 051-2020, is up to US$ 4 000 000 000,00 (four billion and 00/100 Dollars of the United States of America).

Article 2. Of the local and / or external bond issuance

For purposes of the local and / or external bond issuance approved by article 1 of the Supreme Decree N ° 349-2020-EF, aimed at implementing the indebtedness operation authorized by article 3 of Urgency Decree N° 051-2020, the following characteristics will apply:

1. Local bond issuance

The placement mechanism called bookbuilding or building of a purchase order book of bonds on the basis of which the issuer allocates them, replacing the Market Creators Program.

The bonds have the following characteristics:

Issuer	:	Republic of Peru
Nature of the securities	:	Debt securities, nominative, represented by book-entry form and fully negotiable.
Issuance and Payment Registrar Agent	:	CAVALI S.A. ICLV.
Registry of the bonds	:	Book-entry form in CAVALI S.A. ICLV and / or registered in favor of Euroclear by the Registrar Agent.
Transfer	:	The accounting records of the bonds are represented by book entries in Euroclear, and the transfer of ownership of the same is done only through the records kept at that entity.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Listing	:	The bonds are listed on the Lima Stock Exchange.
Ranking	:	The bonds constitute direct, general and unconditional obligations of the issuer. Obligations under the bonds will rank pari passu in right of payment to all issuer´s existing unsecured and unsubordinated obligations.
Type of instrument	:	Fixed income instrument.
Financial advisors	:	BBVA Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC., Itau BBA USA Securities, Inc. and Morgan Stanley & Co. LLC.
Placement agent	:	Banco BBVA Perú S.A.
Currency	:	Soles
Placement mechanism	:	By means of a Bookbuilding mechanism. This mechanism substitutes the Market Makers Program.
Denomination of the securities	:	Sovereign Bonds.
Term / Maturity	:	To be determined at the start of the Bookbuilding mechanism.
Coupon payment	:	Biannual based on a 30/360 days.
Nominal value of the bonds	:	S/ 1 000, 00 (one thousand and 00/100 Soles)
Placement amount	:	The amounts will be determined through a Directorial Resolution of the General Directorate of the Public Treasury.
Payment of principal and interest	:	The payment of the principal can be due or amortizable and the interest according to the schedule established. Payments are made through CAVALI S.A. ICLV.
Reopening	:	Yes.
Governing law	:	Peruvian Law.
Jurisdiction	:	Peruvian Courts.
Redemption option	:	There is no rescue option, unless it is provided otherwise in its first issuance. The tender or exchange offers, which may eventually be carried out, are not redemption options.
Segregation option	:	Issued bonds may have a segregation option.
Settlement Day	:	To be determined in the offer.

2. External bond issuance: the bonds have the following characteristics:

Issuer	:	Republic of Peru
Financial advisors and placement agents	:	BBVA Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc. and Morgan Stanley & Co. LLC.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Placement(s) amount	:	The amounts will be determined through a Directorial Resolution of the General Directorate of the Public Treasury.
Currency	:	To be determined.
Transactions	:	Issuance of one or more global bonds, including the reopening of pre-existent bonds and/or the issuance of new ones, whose terms will be determined opportunely.
Placement mechanism	:	By means of a Bookbuilding mechanism.
Format	:	Global bonds registered before the Securities and Exchange Commission of the United States of America or other securities commission to be determined.
Term / Maturity	:	To be determined at the start of the Bookbuilding mechanism.
Coupon payment	:	Biannual based on a 30/360 days, or according to the periodicity and base that are common practice in the market where the placement is made.
Listing	:	Luxemburg Stock Exchange
Trading	:	Subject to the restrictions of the jurisdiction where they are traded.
Payment of principal	:	At maturity or redeemable.
Governing law	:	Laws of the State of New York of the United States of America.

Article 3. Hiring of services

3.1. It is approved the hiring of BBVA Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., and Morgan Stanley & Co. LLC, as financial advisors of the external bond issuance; all of which were selected under the Procedure established by Supreme Decree N° 033-2006-EF.

3.2 Banco BBVA Peru S.A. is the domiciled entity in Peru, designated by the aforementioned entities in section 3.1 of this article within the framework of the provisions of article 5 of the Procedure for the hiring of specialized legal and financial advisory services approved by Supreme Decree No. 033- 2006-EF, to be in charge of implementing the local bond issuance in the local market referred to in the article 1 of this Ministerial Resolution.

3.3 It is approved the hiring of Simpson Thacher & Bartlett LLP, a law firm from the State of New York, as external legal advisor, and Estudio Echecopar, a law firm from the city of Lima, as local legal advisor, for the purposes described in this Ministerial Resolution, both of which were selected under the Procedure established by Supreme Decree N° 033-2006-EF.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

3.4 It is approved the hiring of The Bank of New York Mellon, as Registrar, Transfer and Payment Agent and Listing Agent in Luxembourg.

3.5 The hiring approved in the precedent sections are made with resources assigned in the budget to the payment of public debt service.

Article 4. Approval of documents and agreements

They are hereby approved the texts of the documents denominated Prospectus Supplement, Offering Memorandum, and Report under form 18-K/A; as well as the contracts denominated Purchase Agreement, Underwriting Agreement, Trustee, Registrar, Transfer Agent and Paying Agent and Luxembourg Listing Services Fee Schedule and Listing Engagement Letter, that correspond to the local and / or external bond issuance referred to in articles 1 and 2 of this Ministerial Resolution.

Article 5 Attention to the debt service

The servicing of amortization, interests and other expenses derived from the bonds issued under this Ministerial Resolution, are paid by the Ministry of Economy and Finance with resources assigned in the budget to the payment of public debt service.

Article 6. Execution of documents

The General Director of the General Directorate of the Public Treasury of the Ministry of Economy and Finance is hereby authorized to execute, on behalf of the Republic of Peru, the contracts and documents related to the local and / or external issuance of bonds referred to in articles 3 and 4 o this Ministerial Resolution.

To be registered, communicated and published

Waldo Mendoza Bellido

Minister of Economy and Finance

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

3.	Supreme Decree No. 349-2020-EF

Bond Issuance Approval

SUPREME DECREE

Nº 349-2020-EF

THE PRESIDENT OF THE REPUBLIC

CONSIDERING:

That, Urgency Decree N° 051-2020, Urgency Decree that dictates extraordinary measures to finance the higher expenses derived from the COVID-19 health emergency during Fiscal Year 2020, aimed to dictate extraordinary and temporary measures to assure during Fiscal Year 2020 funding, expenses demands for prevention and containment of COVID-19, economic reactivation and to the attention of the expenses foreseen in the Budget of the Public Sector for Fiscal Year 2020, affected due to the fall in collection as a consequence of COVID-19;

That, sections 3.1 and 3.2 of the article 3 of Urgency Decree N° 051-2020, authorizes the Ministry of Economy and Finance, through the General Directorate of the Public Treasury, to carry out an indebtedness operation, by launching a local and / or external bond issuance that, in one or more tranches, the National Government may launch up to an amount equivalent to US $ 4,000,000,000.00 (four billion and 00/100 Dollars of the United States of America) to finance the expenses stipulated in section 2.1 a) and c) of the article 2 of Urgency Decree N° 051-2020; and that the aforementioned bond issuance is out of the maximum amounts authorized for external and internal indebtedness operations referred to in article 3 of Urgency Decree No 016-2019, Urgency Decree for the Indebtedness of the Public Sector for the Fiscal Year 2020, and the rules regarding the process for arranging current indebtedness operations;

That, sections 3.3 and 3.4 of article 3, provides that through supreme decree with the approbatory vote of the Ministerial Counsel and the Ministry of Economy and Finance countersigning, the authorize bond issuance is approved and set the general bonds terms; and that the issuance is subject to the current Market Makers Program and to the Sovereign Bonds Regulation

That, on the other hand, section 3.5 of article 3 of Urgency Decree No 051-2020, provides that through a ministerial resolution of the Ministry of Economy and Finance the amounts to be issued, the general conditions of the respective bonds, the designation of the investment bank or banks that provide their structuring and placement services, and entities that provide complementary services, among other aspects, are determined for the implementation of the external bond issuance, as well as the implementation of local bond issuance in case a mechanism of placement to replace the Market Makers Program is used;

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

That, the Peruvian Government requires to carry out the bond issuance authorized by article 3 of Urgency Decree N° 051-2020, intended to finance the expenses detailed on section 2.1 a) and c) of article 2 of the aforementioned rule;

That, to carry out the indebtedness transaction, through the local and/or external bond issuance, referred to in second paragraph, is required the services of investment bank advisory, as well as other services linked to operational aspects of the same, which will be designated by the Ministerial Resolution referred to in section 3.5 of article 3 of Urgency Decree No 051-2020;

That, in particular the General Directorate of Public Treasury and the Counsel General Office of the Ministry of Economy and Finance have positively give their opinion;

That, likewise, the General Comptroller has previously informed over the local and or external bond issuance, in accordance to article 22 paragraph I) of Law N° 27785, Organic Law of the National Control System and of the General Comptroller

As is established in article 3 of Urgency Decree No 051-2020, Urgency Decree that dictates extraordinary measures to finance higher expenses derived from the COVID-19 health emergency during Fiscal Year 2020;

With the Cabinet approval vote;

Rules:

Article 1. Bond issuance approval

It is approved the local and or external bond issuance in one or more placements, in the amount up to US$ 4 000 000 000,00 (four billion and 00/100 Dollars of the United States of America) authorized by article 3 of Urgency Decree of N° 051-2020.

Article 2.- Of the external bond issuance

For purposes of the external bond issuance approved by article 1 of the present Supreme Decree, the following characteristics will apply:

Issuer	:	Republic of Peru
Currency	:	To be determined.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Transactions	:	Issuance of one or more global bonds, including the reopening of pre-existent bonds and/or the issuance of new ones, whose terms will be determined opportunely.
Placement mechanism	:	By means of a Bookbuilding mechanism.
Format	:	Global bonds registered before the Securities and Exchange Commission of the United States of America or other securities commission to be determined.
Term / Maturity	:	To be determined at the start of the Bookbuilding mechanism.
Coupon payment	:	Biannual based on a 30/360 days, or according to the periodicity and base that are common practice in the market where the placement is made.
Listing	:	Luxemburg Stock Exchange
Trading	:	Subject to the restrictions of the jurisdiction where they are traded.
Payment of principal	:	At maturity or redeemable.
Governing law	:	Laws of the State of New York of the United States of America.

Article 3.- Of the internal bond issuance

For purposes of the local bond issuance approved by article 1 of the present Supreme Decree, the following characteristics will apply equally:

a)	The Sovereign Bond Regulation and the Market Makers Program, appoved by Supreme Decree N° 309-2016-EF, or the regulation that replaces it.

b)	Alternatively, or complimentary, the placement mechanism called bookbuilding, replacing the Market Makers Program previously indicated on paragraph a).

In both events the following characteristics apply:

Issuer	:	Republic of Peru
Nature of the securities	:	Debt securities, nominative, represented by book-entry form and fully negotiable.
Issuance and Payment Registrar Agent	:	CAVALI S.A. ICLV.

PERÚ	Ministerio de Economía y Finanzas	Oficina General de Asesoría Jurídica

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DE LA UNIVERSALIZACIÓN DE LA SALUD”

Registry of the bonds	:	Book-entry form in CAVALI S.A. ICLV and / or registered in favor of Euroclear by the Registrar Agent.
Listing	:	The bonds are listed on the Lima Stock Exchange.
Currency	:	Soles
Placement mechanism	:	By means of a Bookbuilding mechanism. This mechanism substitutes the Market Makers Program.
Coupon payment	:	Biannual based on a 30/360 days.
Payment of principal and interest	:	The payment of the principal can be due or amortizable and the interest according to the schedule established. Payments are made through CAVALI S.A. ICLV.
Governing law	:	Peruvian Law.
Jurisdiction	:	Peruvian Courts.

Article 4.- Attention to the debt service

The servicing of amortization, interests and other expenses derived from the bonds issued under this Ministerial Resolution, are paid by the Ministry of Economy and Finance with resources assigned in the budget to the payment of public debt service.

Article 5.- Execution of documents

The General Director of the General Directorate of the Public Treasury of the Ministry of Economy and Finance is hereby authorized to execute, on behalf of the Republic of Peru, the contracts and documents related to the local and / or external issuance of bonds approved in article 1this Supreme Decree.

Artículo 6.- Countersigning

The present Supreme Decree is countersigned by the Minister of Economy and Finance.

Given at the Government House, in Lima, on the twenty second day of November year two thousand twenty.

FRANCISCO RAFAEL SAGASTI HOCHHAUSLER

President of the Republic

WALDO MENDOZA BELLIDO

Minister of Economy and Finance